UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2011

THE MOSAIC COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-0891589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Campus Drive Suite E490 Plymouth, Minnesota		55441
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 918-8270

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 31, 2011, Skipper Grassing, Inc. (the “Independent Contractor”), an independent contractor unrelated to The Mosaic Company (“Mosaic”), was issued an “imminent danger order” (the “Order”) by the U.S. Department of Labor, Mine Safety and Health Administration, under Section 107(a) of the Federal Mine Safety and Health Act of 1977, to stop certain activity that the Independent Contractor was conducting at the Four Corners, Florida, phosphate rock mine of Mosaic Fertilizer, LLC (“Mosaic Fertilizer”). Mosaic Fertilizer is a wholly-owned subsidiary of Mosaic. The activity that was the subject of the Order was that an employee of the Independent Contractor was allegedly working where there was a danger of falling from the top of a trailer load of hay bales that was 8-1/2 feet from the ground, without wearing a safety belt and safety line. A citation was also issued to the Independent Contractor in connection with the Order. No order or citation was issued to Mosaic Fertilizer in connection with this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: February 4, 2011	By:	/s/ Richard L. Mack
	Name:	Richard L. Mack
	Title:	Executive Vice President, General
Counsel and Corporate Secretary